UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2006

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2006, Alaska Communications Systems Group, Inc. (the "Company") entered into an Underwriting Agreement, dated March 10, 2006, among the Company, the Selling Stockholders (as defined in the Underwriting Agreement), and RBC Capital Markets Corporation, as the underwriter, for the sale by the Selling Stockholders of 9,548,879 shares of the Company’s common stock. The Company will not receive any proceeds from the offering. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On March 15, 2006, the closing occurred of the previously announced sale of 9,548,879 shares of the Company’s common stock that were held entirely by affiliates of Fox Paine & Company, LLC, the selling stockholders. The transaction was priced at $11.00 per share, and the Company did not receive any proceeds from the sale of these shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1 -- Underwriting Agreement, dated March 10, 2006, among the Company, the Selling Stockholders, and RBC Capital Markets Corporation.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

March 15, 2006	By:	/s/ Leonard A. Steinberg

Name: Leonard A. Steinberg
Title: Vice President, General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 10, 2006, among the Company, the Selling Stockholders, and RBC Capital Markets Corporation.